SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 29, 2013

AIR INDUSTRIES GROUP, INC.
___________________

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29245	20-4458244
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

1479 North Clinton Avenue, Bay Shore, NY 11706
Address of principal executive offices

Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 9, 2013, that portion of the Annual Meeting of Stockholders of Air Industries Group, Inc., a Delaware corporation (the “Company”), relating to the vote on an Agreement and Plan of Merger with Air Industries Group, a recently formed Nevada corporation and a wholly-owned subsidiary of the Company (“Air Group Nevada”), pursuant to which the Company will be merged with and into Air Group Nevada, as the surviving entity (the “Reincorporation Merger”), was approved by stockholders. The results of the voting were 2,936,465 votes for, 55,903 votes against and 1,043 abstentions. In addition, there were 611,382 broker non-votes. Upon consummation of the Reincorporation Merger, the Company will become a Nevada corporation.  The Company expects to consummate the Reincorporation Merger before the end of August 2013.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2013

AIR INDUSTRIES GROUP, INC.

By:	/s/ Peter D. Rettaliata
Peter D. Rettaliata
President and Chief Executive Officer